Exhibit 23.2



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 24, 1997, which appears on page 22 of the 1997 Annual Report to Shareholders of Softnet Systems, Inc., which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


December 23, 1998
San Jose, California